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                                                                  Exhibit 3(a)

                              DECLARATION OF TRUST
                                       OF
                             KEYSTONE PROPERTY TRUST

                                 APRIL 30, 1999

      DECLARATION OF TRUST made as of the date set forth above by the undersigned Trustees.

                                   WITNESSETH:

      WHEREAS, the Trustees desire to create a trust for the principal purpose of investing in real property and interests therein; and

      WHEREAS, the Trustees desire that such trust qualify as a "real estate investment trust" under the Code, and as a "real estate investment trust" under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland; and

      WHEREAS, in furtherance of such purpose the Trustees intend to acquire certain real property and interests therein and to hold, manage and dispose of all such property as Trustees in the manner hereinafter stated; and

      WHEREAS, it is proposed that the beneficial interest in the Trust be divided into transferable shares of beneficial interest as hereinafter provided;

      NOW, THEREFORE, it is hereby agreed and declared that the Trustees will hold any and all property of every type and description which they are acquiring or may hereafter acquire as Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest being issued and to be, issued hereunder in the manner and subject to the stipulations contained herein.

                                    ARTICLE I

                                    THE TRUST

      1.1. NAME. The name of the Trust created by this Declaration of Trust shall be "Keystone Property Trust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "TRUST" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally and not to the officers, agents, employees or Shareholders of the Trust or of such Trustees. If the Trustees determine that the use of such name is not practicable or if the Trustees are contractually bound
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to change that name, they may use another designation or they may adopt another name under which the Trust may hold property or conduct its activities.

      1.2. PLACES OF BUSINESS. The Trust shall maintain an office in Maryland at c/o The CSC Lawyers Incorporating Service Company, Maryland, 11 East Chase Street, Baltimore, Maryland 21202 or such other place in Maryland as the Trustees may determine from time to time. The Resident Agent of the Trust at such office shall be The Prentice-Hall Company System, Maryland, 11 East
Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may change such Resident Agent from time to time as the Trustees shall determine. The Trust may have such other offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

      1.3. NATURE OF TRUST. The Trust shall be a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. It is also intended that the Trust shall qualify and carry on business as a "real estate investment trust" as described in the Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code); nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor be treated in any way whatsoever as, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration of Trust.

                                   ARTICLE II

                                    TRUSTEES

      2.1. NUMBER, TERM OF OFFICE AND QUALIFICATIONS OF TRUSTEES.

            (a) The number of Trustees shall initially be seven. The number of Trustees may be increased or decreased pursuant to the Bylaws of the Trust (which action may not affect the tenure of office of any Trustee), but shall never be more than fifteen nor less than the minimum number permitted by the laws of the State of Maryland now or hereafter in force.

            (b) The Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) shall be divided into three classes, as nearly equal in number as possible. The Class of Trustees designated as Class I Trustees shall hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2001. The Class of Trustees designated as Class II Trustees shall hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2002. The Class of Trustees designated as Class III Trustees shall hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2000. Trustees elected to


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      succeed those Trustees whose terms have thereupon expired shall be elected for a term of office of three years and until the election and qualification of their successors. If the number of Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of Trustees in each class, but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of Trustees in any two classes shall not exceed one. Shareholder votes to elect Trustees shall be conducted in the manner provided in the Bylaws. There shall be no cumulative voting in the election of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to be Shareholders or to devote their entire time to the business and affairs of the Trust.

            (c) The name and class of the Trustees who shall serve as the initial Trustees after the Closing Date and until their successors are duly elected and qualified is:

            NAME                                                    CLASS
      ----------------------------------------------------------  ---------

      Michael J. Falcone........................................  Class I

      Francesco Galesi..........................................  Class I

      Jeffrey E. Kelter.........................................  Class II

      Russell C. Platt..........................................  Class II

      David H. Lesser...........................................  Class III

      David F. McBride..........................................  Class III

      James R. Mulvihill........................................  Class III

      2.2. COMPENSATION AND OTHER REMUNERATION. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. The Trustees and officers of the Trust shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections 5.6 and 5.7 hereof, such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any Person affiliated with a Trustee.

      2.3. RESIGNATION, REMOVAL AND DEATH OF TRUSTEES. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date specified in such notice, without need for prior


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accounting. Subject to the rights of holders of one or more classes or series of
Preferred Stock to elect one or more Trustees, a Trustee may be removed at any time, but only for cause, and by the affirmative vote of the holders of Shares representing a majority of the total votes authorized to be cast by Shares then outstanding and entitled to vote thereon, voting as a single class. A Trustee judged incompetent or for whom a guardian or conservator has been appointed shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

      2.4. VACANCIES.

            (a) If any or all the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than three) may exercise the powers of the Trustees hereunder.

            (b) Subject to the rights of the holders of any class of stock separately entitled to elect one or more Trustees, the stockholders may elect a successor to fill a vacancy on the Board which results from the removal of a Trustee. A Trustee elected by the stockholders to fill a vacancy which results from the removal of a Trustee serves for the balance of the term of the removed Trustee. Subject to the rights of the holders of any class of stock separately entitled to elect one more Trustees, a majority of the remaining Trustees, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board which results from any cause except an increase in the number of Trustees, and a majority of the entire Board may fill a vacancy which results from an increase in the number of Trustees. A Trustee elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualified. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 4.9 hereof. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee.

      2.5. SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 hereof or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable.


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      2.6. ACTIONS BY TRUSTEES.

            (a) The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees; PROVIDED, HOWEVER, that, whenever pursuant to Section 5.7 hereof or otherwise the vote of a majority of a particular group of Trustees is required at a meeting, a quorum for such meeting shall be a majority of the Trustees which shall include a majority of such group. Unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting at which a quorum is present by vote of a majority of the Trustees present or without a meeting by written consents of a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call, and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person. The acquisition or disposition of any investment shall require the approval of a majority of Trustees, except as otherwise provided in
      Section 5.7 hereof. Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the Bylaws.

            (b) With respect to the actions of the Trustees, Trustees who have, or are Affiliates of Persons who have, any direct or indirect interest in or connection with any matter being acted upon may be counted for all quorum purposes under this Section 2.6 hereof and, subject to the provisions of Section 5.7 hereof, may vote on the matter as to which they or their Affiliates have such interest or connection.

      2.7. COMMITTEES. The Trustees may appoint an audit committee and such other standing committees as the Trustees determine. Each standing committee shall consist of one or more members. Each committee shall have such powers, duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.

      2.8. INDEPENDENT TRUSTEES. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Trustee prior to the expiration of the Trustee's term of office), two of the Trustees shall be "Independent Trustees." Independent Trustees shall mean Trustees who are not (i) officers of the Trust, (ii) related to officers of the Trust or
(iii) holders, or officers or directors of such holders, of more than 5% of the issued and outstanding Shares of capital stock of the Trust on a fully diluted basis.


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                                   ARTICLE III

                                TRUSTEES' POWERS

      3.1. POWER AND AUTHORITY OF TRUSTEES. The Trustees, subject only to the specific limitations contained in this Declaration of Trust, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for carrying out or conducting the business of the Trust. Any construction of this Declaration of Trust or any determination made in good faith by the Trustees as to the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

      3.2. SPECIFIC POWERS AND AUTHORITY. Subject only to the express limitations contained in this Declaration of Trust and in addition to any powers and authority conferred by this Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

            (a) to retain, invest and reinvest the capital or other funds of the Trust in, and to acquire, purchase, or own, real or personal property of any kind, whether tangible or intangible, wherever located in the world, and make commitments for such investments, all without regard to whether any such property is authorized by law for the investment of trust funds or produces or may produce income; to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate; and to increase the capital of the Trust at any time by the issuance of any additional authorized Shares or other Securities of the Trust for such consideration as they deem advisable;

            (b) without limitation of the powers set forth in Section 3.2(a) hereof, to invest in, purchase or otherwise acquire for such consideration as they deem proper, in cash or other property or through the issuance of shares or through the issuance of notes, debentures, bonds or other obligations of the Trust, and to hold for investment, the entire or any participating interests in any Mortgage Loans or interest in Real Property, including ownership of, or participation in the ownership of, or rights to acquire, equity interests in Real Property or in Persons owning, developing, improving, operating or managing Real Property, which interests may be acquired independently of or in connection with other investment activities of the Trust and in the latter case, may include rights to receive additional payments based on gross income or rental or other


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      income from the Real Property or improvements thereon; and to invest in loans secured by the pledge or transfer of Mortgage Loans;

            (c) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all the Trust Estate by deeds (including deeds in lieu of foreclosure), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust;

            (d) to issue Shares, bonds, debentures, notes or other evidences of indebtedness, which may be secured or unsecured and may be subordinated to any indebtedness of the Trust, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the foregoing securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust (if the Trustees shall have adopted such a seal) and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), PROVIDED THAT, where only facsimile signatures for the Trust are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent; and to issue any of such Securities of different types in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

            (e) to enter into leases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements for a term, and to invest in obligations having a term, extending beyond the term of office of the Trustees and beyond the possible termination of the Trust, or having a lesser term;

            (f) to borrow money and give negotiable or nonnegotiable instruments therefor; or guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interest in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

            (g) to lend money, whether secured or unsecured;

            (h) to create reserve funds for any purpose;

            (i) to incur and pay out of the Trust Estate any charges or expenses, and to disburse any funds of the Trust, which charges, expenses or disbursements are, in the


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      opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein;

            (j) to deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositaries, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees or officers, employees or agents, of the Trust) as the Trustees may determine;

            (k) to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might do so, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers;

            (l) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person into the Trust, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

            (m) to enter into joint ventures, general or limited partnerships, limited liability companies, participation or agency arrangements and any other lawful combinations or associations, and to act as a general or limited partner or a member thereof;

            (n) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Bylaws; to engage or employ any Persons (including, subject to the provisions of Sections 5.6 and 5.7 hereof, any Trustee or officer, agent or employee of the Trust and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction


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      managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons;

            (o) to determine or cause to be determined from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue or cause to be revalued all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory;

            (p) to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

            (q) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust;

            (r) to self-insure or to purchase and pay for out of the Trust Estate insurance contracts and policies, including contracts of indemnity, insuring the Trust Estate against any and all risks and insuring the Trust and/or all or any of the Trustees, the Shareholders, or the officers, employees or agents of the Trust or Persons who may directly or indirectly control the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers, employees agents or controlling Persons whether or not the Trust would have the power to indemnify such Person or Persons against any such claim or liability;

            (s) to cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or, except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner and with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

            (t) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year;

            (u) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);


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            (v) to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with which the Trust has dealings, including without limitation any broker/dealer, investment bank, investment advisor or independent contractor, to such extent as the Trustees shall determine;

            (w) to confess judgment against the Trust;

            (x) to discontinue the operations of the Trust;

            (y) to repurchase or redeem Shares and other Securities issued by the Trust;

            (z) to declare and pay dividends or distributions, consisting of cash, property or Securities, to the holders of Shares of the Trust out of any funds legally available therefor;

            (aa) to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital;

            (ab) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Trust;

            (ac) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Trust, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Trust unless authorized so to do by resolution of the Board; and

            (ad) to do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust and to carry out the provisions of this Declaration of Trust.

      3.3. BYLAWS. The Trustees may make or adopt and from time to time amend or repeal Bylaws (the "BYLAWS") not inconsistent with law or with this Declaration of Trust, containing provisions relating to the business of the Trust and the conduct of its affairs and in such Bylaws may define the duties of the officers, employees and agents of the Trust.


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                                   ARTICLE IV

                           THE SHARES AND SHAREHOLDERS

      4.1. DESCRIPTION OF SHARES.

            (a) The interest of the Shareholders shall be divided into sixty five million shares of beneficial interest, $.001 par value per share, which shall be known collectively as "SHARES", all of which shall be validly issued, fully paid and non-assessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. All of the Shares shall be classified initially as "COMMON SHARES." Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration of Trust. The Shares may be issued for such consideration as the Trustees shall deem advisable. The Trustees are hereby expressly authorized at any time, and from time to time, to provide for issuance of Shares upon such terms and conditions and pursuant to such arrangements as the Trustees may determine. Notwithstanding any other provisions in the Declaration of Trust, no determination shall be made by the Board nor shall any transaction be entered into by the Trust which would cause any Shares or other equity interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

            (b) The Trustees are hereby expressly authorized to classify and reclassify any unissued Shares at any time, and from time to time, without Shareholder approval, by setting (or changing if such class has previously been established) the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, or terms or conditions of redemption, of the Shares and in connection therewith to file articles supplementary with the MSDAT. Any such Shares reclassified as Preferred Shares shall be called "PREFERRED STOCK".

            (c) Except as otherwise determined by the Trustees with respect to any class or series of Shares, the holders of Shares shall be entitled to the rights and powers hereinafter set forth in this Section 4.1. The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends or distributions as may be declared from time to time by the Trustees. In the event of the termination of the Trust pursuant to Section 6.1 hereof or otherwise, or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall be distributed ratably among the holders of Shares at the time outstanding in accordance with Section 6.2 hereof. All Common Shares shall have equal non-cumulative voting rights at the rate of one vote per Common Share, and equal dividend, distribution, liquidation and other rights, and (except as provided in Section 4.14 hereof) shall have no preference, conversion, exchange, sinking fund or redemption rights. Absent a contrary written agreement of the Trust authorized by the Trustees, and notwithstanding any other determination by the Trustees with respect to any class or series of Shares, no holder of Shares shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of Shares of any class whatsoever of the Trust, or of securities convertible into any Shares of any class whatsoever of the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

      4.2. CERTIFICATES.

            (a) Ownership of Shares shall be evidenced by certificates. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares of the applicable class held by such Shareholder. Subject to Sections 4.6 and 4.14 hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Maryland business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the President and shall be countersigned by the Secretary or a transfer agent, and registered by a registrar, if any, and such signatures may be facsimile signatures in accordance with
      Section 3.2(d) hereof. There shall be filed with each transfer agent, if any, a copy of the form of certificate so approved by the Trustees, certified by the President or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

            (b) Each certificate evidencing Shares shall contain a legend imprinted thereon to substantially the following effect or such other legend as the Trustees may from time to time adopt:

            THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

            (c) Notwithstanding Section 4.2(a) hereof, the Trustees of the Trust may authorize the issuance of some or all Shares of any or all classes or series without certificates. The authorization does not affect Shares already represented by certificates until they are surrendered to the Trust. At the time of issuance or transfer of Shares without certificates, the Trust shall send the Shareholder a written statement of the information required by Section 4.2(b) hereof.

      4.3. FRACTIONAL SHARES. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may adopt provisions for the issuance of scrip including, without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of, each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 4.2 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

      4.4. LEGAL OWNERSHIP OF TRUST ESTATE. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees (subject to Section 3.2(s) hereof), and the Shareholders shall have no interest therein (other than beneficial interest in the Trust conferred by their Shares issued hereunder) and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

      4.5. SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration of Trust. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration of Trust (including, without limitation, Section 4.2(c) hereof), the Bylaws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

      4.6. SHARE RECORD; ISSUANCE AND TRANSFERABILITY OF SHARES.

            (a) Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and, when represented by certificates, the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust, when Shares are represented by certificates, shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of the Trust, and, when Shares are not represented by certificates, shall be entitled to deem the Persons in whose names the Shares are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of the Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

            (b) Shares shall be transferable on the records of the Trust only by the record holder thereof, or by his agent duly authorized in writing, upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer (or for shares issued without certificates by duly executed instruments of transfer) and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and, when the Shares are represented by certificates, a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and, when the Shares are represented by certificates, shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration of Trust shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

      4.7. DIVIDENDS OR DISTRIBUTIONS TO SHAREHOLDERS. Subject to Section 4.1 hereof, the Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, interest, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than 120 days after the close of the fiscal year in which the distribution was made.

      4.8. TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and to disburse any dividends or distributions and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland business corporation.

      4.9. SHAREHOLDERS' MEETINGS.

            (a) There shall be an annual meeting of the Shareholders, at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted. Subject to the rights of the holders of any series of Preferred Stock, special meetings of Shareholders may only be called by the President or a majority of the Trustees. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees.

            (b) No business shall be transacted by the Shareholders at a special meeting other than business that is either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trustees (or any duly authorized committee thereof) or (2) otherwise properly brought before the Shareholders by or at the direction of the Trustees.

            (c) The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, without regard to class, whether or not a quorum is present, and, except as otherwise provided in the Bylaws, the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed.

            (d) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares then outstanding and entitled to vote thereon, except as otherwise clearly indicated in this Declaration of Trust or the Bylaws, whenever any action is to be taken by the Shareholders, it shall be authorized by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon. At all elections of Trustees, voting by Shareholders shall be conducted under the non-cumulative method and the election of Trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon.

            (e) Whenever Shareholders are required or permitted to take any action by a vote at a meeting of Shareholders, such action may be taken by executing written consents in lieu thereof.

            (f) For any shareholder proposal to be presented in connection with an annual meeting of Shareholders, including any proposal relating to the nomination of a Trustee to be elected to the Board, the Shareholders must have given timely written notice thereof in writing to the Secretary of the Trust in the manner and containing the information required by the Bylaws. Shareholder proposals to be presented in connection with a special meeting of Shareholders will be presented by the Trust only to the extent required by the Bylaws.

      4.10. PROXIES. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration of Trust, such vote or consent may be given either directly by such Shareholder or by a proxy in the form prescribed in, and subject to the provisions of, the Bylaws. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent.

      4.11. REPORTS TO SHAREHOLDERS. Each year the Trust shall prepare an annual report (the "ANNUAL REPORT") of its operations, which Annual Report shall constitute the accounting of the Trustees for such fiscal year. Subject to
Section 8-401 of the Corporations and Associations Article of the Annotated Code of Maryland, the Annual Report shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be certified by an independent certified public accountant based on a full examination of the books and records of the Trust conducted in accordance with generally accepted auditing procedure. The Annual Report shall be submitted to the Shareholders at or before the annual meeting of Shareholders and, within the earlier of 20 days after the annual meeting of Shareholders or 120 days after the fiscal year of the Trust, shall be placed on file at the principal office of the Trust.

      4.12. FIXING RECORD DATE. The Bylaws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than 10 days nor more than 90 days prior to the date of the meeting or event for the purposes of which it is fixed.

      4.13. NOTICE TO SHAREHOLDERS. Timely notice of all meetings of Shareholders shall be given as provided in the Bylaws and in any event delivered not less than 10 days before the meeting. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

      4.14. SHAREHOLDERS' DISCLOSURE; RESTRICTIONS ON SHARE TRANSFER; LIMITATION ON HOLDINGS.

      (a)(1) Subject to Section 4.14(a)(10) hereof, during the period commencing on the Initial Date and prior to the Restriction Termination Date:

            (A) (i) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit; no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder; the McBride Family shall not Beneficially Own or Constructively Own Shares in excess of the McBride Family Excepted Holder Limit; and Hudson Bay shall not Beneficially Own or Constructively Own Shares in excess of the Hudson Bay Excepted Holder Limit.

            (ii) No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust (a) being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (b) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

            (iii) Notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system), that, if effective, would result in the Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Shares.

            (iv) Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by a Disqualified Person shall be void AB INITIO as to the Transfer of that number of shares which would be otherwise beneficially owned by the intended transferee, and the intended transferee shall acquire no rights in such Shares.

            (B) If any Transfer of Shares or change in capital structure or other event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 4.14(a)(1)(A)(i),
(ii) or (iv) hereof,

            (i) then that number of the Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 4.14(a)(1)(A)(i), (ii) or (iv) hereof (rounded to the nearest whole shares) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 4.14(b) hereof, effective on the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                  (ii) if the transfer to the Charitable Trust describe in
            clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 4.14(a)(1)(A)(i), (ii) or (iv) hereof, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 4.14(a)(1)(A)(i), (ii) or
            (iv) hereof shall be void AB INITIO, and the intended transferee shall acquire no rights in such Shares.

            (2) If the Board of Trustees of the Trustees of the Trust or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 4.14(a)(1) hereof or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of
Section 4.14(a)(1) hereof (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including without limitation, causing the Trust to redeem shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; PROVIDED, HOWEVER, that any Transfers or attempted Transfers or other events in violation of Section 4.14(a)(1) hereof shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Board of Trustees of committee thereof.

            (3) Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 4.14(a)(1)(A) hereof, or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 4.14(a)(1)(B) hereof shall immediately give written notice to the Trust of such event, or in the case of such proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

            (4) From the Initial Date and prior to the Restriction Termination
Date:

                  (A) every owner of more than 1% (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned or Constructively Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Trust's status as a REIT and ensure compliance with the Ownership Limit.

                  (B) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust a written statement or affidavit stating such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

            (5) Nothing contained in this Section 4.14(a) shall limit the authority of the Board of Trustees of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

            (6) In the case of an ambiguity in the application of any of the provisions of this Section 4.14 or any definition contained in Section 8.1 hereof, the Board of Trustees of the Trust shall have the power to determine the application of the provisions of this Section 4.14 with respect to any situation based on the facts known to it. In the event this Section 4.14 requires an action by the Board of Trustees and this Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 4.14.

            (7) (A) Subject to Section 4.14(a)(1)(A)(ii) hereof, the Board of Trustees of the Trust, in its sole discretion, may exempt a Person from the Ownership Limit, and may establish or increase an Excepted Holder Ownership Limit for such Person, if:

                  (i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 4.14(a)(1)(A)(ii) hereof;

                  (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant shall not be treated as a tenant of the Trust if the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue from the tenant such that, in the opinion of the Board of Trustees of the Trust, the Trust's ability to qualify as a REIT is not impaired); and

                  (iii) such Person agrees that any violation or attempted
            violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 4.14(a)(1) through 4.14(a)(6) hereof) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Section 4.14(a)(1)(B) and Section 4.14(b) hereof.

                  (B) Prior to granting any exception pursuant to Section 4.14(a)(7)(A) hereof, the Board of Trustees of the Trust may (but is not obligated to) require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                  (C) Subject to Section 4.14(a)(1)(A)(ii) hereof, an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement (and, in any event, not more than 90 days following the purchase by the underwriter of such Shares (or such securities convertible into or exchangeable for Shares)).

                  (D) The Board of Trustees may only reduce the Excepted Holder Ownership Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and understandings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Ownership Limit for that Excepted Holder. No Excepted Holder Ownership Limit shall be reduced to a percentage that is less than the Ownership Limit.

                  (E) The Board of Trustees may only reduce the McBride Family Excepted Holder Limit below 39.9%: (i) with the written consent of the McBride Family, or (ii) pursuant to the terms and conditions of Section 8.1(w).

                  (F) The Board of Trustees may only reduce the Hudson Bay Excepted Holder Limit below 40% with the written consent of Hudson Bay.

            (8) The Board of Trustees may from time to time increase or decrease the Ownership Limit; PROVIDED, HOWEVER, that:

                  (A) Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

                  (B) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 49.5% in value of the Shares then outstanding; and

                  (C) Prior to the modification of either of the ownership limitations, the Board of Trustees of the Trust may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as REIT.

            (9) In addition to the legend provided in Section 4.2(b) hereof, each certificate evidencing Shares shall contain a legend imprinted thereon (or each statement delivered to Shareholders under Section 4.2(c) hereof shall contain a legend therein) to substantially the following effect or such other legend as the Trustees may from time to time adopt:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST'S DECLARATION OF TRUST,
            (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF THE TRUST IN EXCESS OF 4.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE TRUST UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER OWNERSHIP LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE TRUST IN EXCESS OF 9.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK OF THE TRUST, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER OWNERSHIP LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; (IV) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN THE SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS; (V) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN SHARES OF THE TRUST BEING OWNED BY A DISQUALIFIED PERSON; AND (VI) NO PLANS AND CERTAIN OTHER PERSONS DESCRIBED IN OR SUBJECT TO THE PLAN ASSET REGULATIONS MAY OWN MORE THAN 24.9% OF THE VALUE OF ANY CLASS OF SHARES OF THE TRUST. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON

            TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE.

            (10) Nothing contained in this Section 4.14 hereof or in any provision hereof shall preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system. Although settlement of any transaction is permitted, any transferee in such transaction shall be subject to all the provisions and limitations set forth in this Section 4.14 hereof.

            (11) Subject to Section 4.14(a)(10) hereof,

                  (A) Prior to the date that either

                  (i) the Common Shares of the Trust qualify as a class of "publicly-offered securities" (within the meaning of Section 2510.3-101(b)(2) of the Plan Asset Regulations) or

                  (ii) the Trust qualifies for another exception to the Plan Asset Regulations (other than the exception found in Section 2510.3-101(a)(2)(ii) of the Plan Asset Regulations),

      the ownership of Shares of the Trust by a "benefit plan investor" (within the meaning of Section 2510.3-101(f)(2) of the Plan Asset Regulations) or persons acting on behalf thereof may not exceed 24.9% of the value of any class of Shares of the Trust calculated in accordance with the Plan Asset Regulations. The Trustees may impose such requirements and restrictions on purchasers and other transferees of Shares (including without limitation, requirements under which such purchasers and other transferees must make representations and agreements as to whether they are benefit plan investors), and related rules and regulations, as they may deem necessary or appropriate to monitor and enforce compliance with this Section 4.14(a)(11)(A).

                  (B) Without limiting the last sentence of Section 4.14(a)(11)(A), any Transfer of Shares that, if effective, would result in Shares being beneficially owned in a violation of Section 4.14(a)(11)(A) hereof shall be void AB INITIO as to the Transfer of that number of shares which would be otherwise beneficially owned by the intended transferee, and the intended transferee shall acquire no rights in such Shares.

                  (C) Without limiting the last sentence of Section 4.14(a)(11)(A), if any Transfer of Shares or change in capital structure or other event occurs which, if effective, would result in a violation of
      Section 4.14(a)(11)(A) hereof, the provisions of Section 4.14(a)(1)(B) hereof shall apply to such shares in violation as if there had been a violation of Section 4.14(a)(1)(A)(i), (ii) or (iv) hereof.

      (b) (1) Upon any purported Transfer or other event described in Section 4.14(a)(1)(B) hereof that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as Charitable Trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 4.14(a)(1)(B) hereof. The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 4.14(b)(6) hereof.

            (2) Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

            (3) The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (A) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that the Shares have been transferred to the Charitable Trustee and (B) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Section 4.14, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

            (4) Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 4.14(a)(1)(A) hereof. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate, and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4.14(b)(4). The Prohibited Owner shall receive the lesser of (A) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (E.G., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (B) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. Each Prohibited Owner and Charitable Beneficiary waive any and all claims that they may have against the Charitable Trustee and the Charitable Trust arising out of the disposition of any Shares transferred to the Charitable Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this
Section 4.14(b)(4) by, the Charitable Trustee or the Trust. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (C) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (D) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
Section 4.14(b)(4), such excess shall be paid to the Charitable Trustee upon demand.

            (5) Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (B) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 4.14(b)(4) hereof. Upon such sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

            (6) By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (A) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 4.14(a)(1)(A) hereof in the hands of such Charitable Beneficiary and (B) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

            (7) No delay or failure on the part of the Trust or the Board of Trustees in exercising any right under this Declaration of Trust shall operate as a waiver of any right of the

Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

      4.15. SPECIAL VOTING PROVISIONS RELATING TO CERTAIN BUSINESS COMBINATIONS AND CONTROL SHARES. The Trust elects not to be governed by the provisions of Subtitles 6 and 7 of Title 3 of the MGCL with respect to any transactions.

                                    ARTICLE V

                      LIABILITY OF TRUSTEES, SHAREHOLDERS,
                OFFICERS, EMPLOYEES AND AGENTS, AND OTHER MATTERS

      5.1. LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS FOR OBLIGATIONS OF THE TRUST. The Trustees and the officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as trustees, officers, employees or agents of the Trust and not in their own individual capacities. Except as otherwise provided in Section 6.3 hereof with respect to liability of Trustees or officers, agents or employees of the Trust to the Trust, or to Shareholders, no Shareholder, Trustee or officer, employee or agent of the Trust shall be liable for any debt, claim, demand, judgment decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust or arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof, and no Shareholder, Trustee or officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust).

      5.2. EXPRESS EXCULPATORY CLAUSES AND INSTRUMENTS. Any written instrument creating an obligation of the Trust shall, to the extent practicable, include a reference to this Declaration of Trust and provide that neither the Shareholders nor the Trustees nor any officers, employees or agents of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholders, any Trustee, or any officer, employee or agent of the Trust liable nor shall the Shareholders, any Trustee or any officer, employee or agent of the Trust be liable to any one for such omission.

      5.3. LIMITATION OF LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS TO THE TRUST AND TO SHAREHOLDERS FOR ACTS AND OMISSIONS. To the fullest extent permitted by Maryland statutory and decisional law, as amended or interpreted, no Trustee, officer, employee or agent of the Trust (a) shall be personally liable to the Trust or its Shareholders and (b) shall have any greater duties than those established by this Declaration of Trust or, in cases as to which such duties are not so established, than those to which the directors, officers, employees and agents of a Maryland business corporation are subject from time to time. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Trustees, officers, employees and agents of the Trust hereunder with respect to any act or omission occurring prior to such amendment or repeal.

      5.4. INDEMNIFICATION AND REIMBURSEMENT OF TRUSTEES, OFFICERS, EMPLOYEES, AGENTS AND CERTAIN OTHER PERSONS.

            (a) The Trust shall indemnify (1) its Trustees and officers, whether serving the Trust or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (2) other employees and agents to such extent as shall be authorized by the Trustees of the Trust or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Trustees may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

            (b) Notwithstanding anything herein to the contrary, and to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Trustee or officer of the Trust shall be personally liable to the Trust or its Shareholders for money damages. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

      5.5. INDEMNIFICATION AND REIMBURSEMENT OF SHAREHOLDERS. Any Shareholder made a party to any action, suit or proceeding or against him a claim or liabilities are asserted by reason of the fact that he, his testate or intestate estate was or is a Shareholder shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; PROVIDED, HOWEVER, that such Shareholder gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event that the assets of the Trust Estate are insufficient to satisfy the Trust's indemnity obligations hereunder, each Shareholder shall be entitled to such indemnification pro rata from the Trust Estate.

      5.6. RIGHT OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account, or for the account of such Person or others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Subject to the provisions of Section 6.8 hereof, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, employee or agent of the Trust.

      5.7. TRANSACTIONS BETWEEN TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS AND THE TRUST.

            (a) Except as otherwise provided by this Declaration of Trust, and in the absence of fraud, a contract, act or other transaction between the Trust and any other Person in which the Trust is interested, shall be valid, and no Trustee or officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (1) one or more of the Trustees or officers, employees or agents of the Trust are directly or indirectly interested in or connected with or are trustees, partners, directors, employees, officers or agents of such other Person, or (2) one or more of the Trustees or officers, employees or agents of the Trust individually or jointly with others, is a party or are parties to, or are directly or indirectly interested in or connected with, such contract, act or transaction; PROVIDED THAT in each such case (A) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (B) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon.

            (b) Notwithstanding any other provision of this Declaration of Trust, the Trust may engage in a transaction with (1) any Trustee, officer, employee or agent of the Trust (acting in his individual capacity), (2) any director, trustee, partner, officer, employee or agent (acting in his individual capacity) of any investment advisor of the Trust, (3) any investment advisor of the Trust or (4) an Affiliate of any of the foregoing, PROVIDED THAT such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees not having any interest in such transaction and not Affiliates of any party to the transaction after a determination by them that such transaction is fair and reasonable to the Trust and the Shareholders.

            (c) This Section 5.7 shall not prevent any sale of Shares issued by the Trust for the public offering thereof in accordance with a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Trustees are not restricted by this Section 5.7 from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust, PROVIDED THAT the Trustees make a determination that the creation of such entity for such purpose is in the best interest of the Trust.

      5.8. PERSONS DEALING WITH TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS. Any act of the Trustees or of the officers, employees or agents of the Trust purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of such Trustees or officers, employees or agents. No Person dealing with the Trustees or any of them or with the officers, employees or agents of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

      5.9. RELIANCE. The Trustees and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the chief financial officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

                                   ARTICLE VI

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

      6.1. DURATION OF TRUST. The duration of the Trust shall be perpetual; PROVIDED, HOWEVER, the Trust may be terminated at any time at a meeting of Shareholders by the affirmative vote of the holders of Shares representing two-thirds of the total number of Shares then outstanding and entitled to vote thereon.

      6.2. TERMINATION OF TRUST.

            (a) Upon the termination of the Trust: (1) the Trust shall carry on no business except for the purpose of winding up its affairs; (2) the Trustees shall proceed to wind up the affairs of the Trust and all the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at public or private sale (for consideration which may consist in whole or in part of cash, Securities or other property of any kind), discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate (in cash or in kind or partly each) among the Shareholders according to their respective rights.

            (b) After termination of the Trust and distribution of the Trust Estate to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the MSDAT, and the trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

      6.3. AMENDMENT PROCEDURE. This Declaration of Trust may be amended (except that the provisions governing the personal liability of the Shareholders, Trustees and of the officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders may not be amended in any respect that could increase the personal liability of such Shareholders, Trustees or officers, employees and agents of the Trust) at a meeting of Shareholders by holders of Shares representing a majority of the total number of votes authorized to be cast in respect of Shares then outstanding and entitled to vote thereon. The approval of a majority of the Trustees shall also be required for any such amendment. A majority of the Trustees may, after 15 days' written notice to the Shareholders, also amend this Declaration of Trust without the vote or consent of Shareholders if in good faith they deem it necessary to conform this Declaration of Trust to the requirements of the Code relating to a REIT, but the Trustees shall not be liable for failing to do so. Actions by the Trustees pursuant to Sections 4.1, 4.14(a)(6) or 7.6(a) hereof that result in an amendment to this Declaration of Trust shall be effected without the vote or consent of Shareholders.

      6.4. AMENDMENTS EFFECTIVE. Any amendment pursuant to any Section of this Declaration of Trust shall not become effective until it is duly filed with the MSDAT.

      6.5. TRANSFER TO SUCCESSOR. The Trustees, with the affirmative vote, at a meeting approving a plan for this purpose, of the holders of Shares representing a majority of all votes cast at a meeting at which a quorum is present, may (a) cause the organization of a limited partnership, partnership, corporation, association, trust or other organization to take over the Trust Estate and carry on the affairs of the Trust, (b) merge the Trust into, or sell, convey and transfer the Trust Estate to, any such limited partnership, partnership, corporation, association, trust or organization in exchange for Securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Trust and (c) thereupon terminate this Declaration of Trust and deliver such shares, Securities or beneficial interests to the Shareholders in accordance with such plan.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1. APPLICABLE LAW. This Declaration of Trust is executed and acknowledged by the Trustees with reference to the statutes and laws of the State of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of such State. To the extent not otherwise provided in this Declaration of Trust, the provisions of MGCL shall be deemed to apply to the Trust.

      7.2. INDEX AND HEADINGS FOR REFERENCE ONLY. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

      7.3. SUCCESSORS IN INTEREST. This Declaration of Trust and the Bylaws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

      7.4. INSPECTION OF RECORDS. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Maryland business corporation would be available for inspection by stockholders under the laws of the State of Maryland. Except as specifically provided for in this Declaration of Trust or in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, Shareholders shall have no greater right than stockholders of a Maryland business corporation to require financial or other information from the Trust, the Trustees or officers of the Trust. Any Federal or state securities administrator or the MSDAT shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

      7.5. COUNTERPARTS. This Declaration of Trust may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      7.6. PROVISIONS OF THE TRUST IN CONFLICT WITH LAW OR REGULATIONS; SEVERABILITY.

            (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "CONFLICTING PROVISIONS") are in conflict with the provisions of Code relating to a REIT, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust; PROVIDED, HOWEVER, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. An amendment in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration of Trust, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when filed with the MSDAT. The Trustees shall not be liable for failure to make any determination under this
      Section 7.6(a). Nothing in this Section 7.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration of Trust as provided in Section 6.3 hereof.

            (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration of Trust, and this Declaration of Trust shall be carried out as if any such invalid or unenforceable provision were not contained herein.

      7.7. CERTIFICATIONS. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

            (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

            (b) a certification as to the individuals holding office as Trustees or officers at any particular time, when made in writing by the secretary of the Trust;

            (c) a certification that a copy of this Declaration of Trust or of the Bylaws is a true and correct copy thereof as than in force, when made in writing by the secretary of the Trust;

            (d) a certification as to any actions by Trustees, other than the above when made in writing by the secretary of the Trust or by any Trustee.

                                  ARTICLE VIII

                                   DEFINITIONS

      8.1. DEFINITIONS. The terms defined in this Article, wherever used in this Declaration of Trust, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration of Trust and when permitted by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect from time to time except as otherwise provided in such definition.

            (a) AFFILIATE. The term "AFFILIATE" of a Person shall mean (1) any Person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person, (2) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (3) any person directly or indirectly controlling, controlled by, or under common control with such other Person (4) any executive officer, director, trustee or general partner of such other Person, and (5) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

            (b) AMEX. The term "AMEX" shall mean the American Stock Exchange,
      Inc.

            (c) ANNUAL REPORT. The term "ANNUAL REPORT"shall have the meaning set forth in Section 4.11(a) hereof.

            (d) BENEFICIAL OWNERSHIP. The term "BENEFICIAL OWNERSHIP" shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
      Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS," and "BENEFICIALLY OWNED" shall have the correlative meanings.

            (e) BUSINESS DAY. The term "BUSINESS DAY"shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

            (f) BYLAWS. The term "BYLAWS" shall have the meaning set forth in
      Section 3.3 hereof.

            (g) CHARITABLE BENEFICIARY. The term "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to

      Section 4.14(b)(6) hereof, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each Sections 170(b)(1)(A), 2055 and 2522 of the Code.

            (h) CHARITABLE TRUST. The term "CHARITABLE TRUST" shall mean any trust provided for in Section 4.14(b)(1) hereof.

            (i) CHARITABLE TRUSTEE. The term "CHARITABLE TRUSTEE" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

            (j) CLOSING PRICE. The term "CLOSING PRICE" on any date shall mean the last sale price for such Shares, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares is listed or admitted to trading or, if such Shares is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ National Market, or, if such automated quotation system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees of the Trust or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Trustees of the Trust.

            (k) CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (l) COMMON SHARES. The term "COMMON SHARES" shall mean the shares of beneficial interest of the Trust as described in Section 4.1 hereof as Common Shares.

            (m) CONSTRUCTIVE OWNERSHIP. The term "CONSTRUCTIVE OWNERSHIP" shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
      Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "CONSTRUCTIVE OWNER," "CONSTRUCTIVELY OWNS," and "CONSTRUCTIVELY OWNED" shall have the correlative meanings.

            (n) DECLARATION OF TRUST. The term "DECLARATION OF TRUST" or "THIS DECLARATION OF TRUST" shall mean this Declaration of Trust, as amended, restated, supplemented or modified from time to time. The use in this Declaration of Trust of "HEREIN" and "HEREUNDER" shall be deemed to refer to this Declaration of Trust and shall not be limited to the particular text, article or section in which such words appear.

            (o) DISQUALIFIED PERSON. The term "DISQUALIFIED PERSON" shall mean
      (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by Section 511 of the Code, and (3) any organization described in Section 1381(a)(2)(C) of the Code.

            (p) EXCEPTED HOLDER. The term "EXCEPTED HOLDER" shall mean any shareholder of the Trust for whom an Excepted Holder Ownership Limit is created by this Declaration of Trust or by the Board of Trustees pursuant to Section 4.14(a)(7) hereof.

            (q) EXCEPTED HOLDER OWNERSHIP LIMIT. The term "EXCEPTED HOLDER OWNERSHIP LIMIT" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 4.14(a)(7) hereof, and subject to adjustment pursuant to Section 4.14(a)(8) hereof, the percentage limit established by the Board of Trustees pursuant to Section 4.14(a)(7) hereof.

            (r) HUDSON BAY EXCEPTED HOLDER LIMIT. The term "Hudson Bay Excepted Holder Limit" shall mean, subject to adjustment pursuant to Section 4.14(a)(7), 40% of the Common Shares outstanding or treated as outstanding under Section 544 of the Code; provided that no Person that is a Beneficial Owner of Hudson Bay may Beneficially Own more than 4.9% of the Common Shares outstanding or treated as outstanding under Section 544 of the Code. Hudson Bay shall be subject to the Ownership Limit with respect to any Shares acquired that are not Common Shares.

            (s) HUDSON BAY. The term "Hudson Bay" shall mean Hudson Bay Partners II, L.P.

            (t) INITIAL DATE. The term "Initial Date" shall mean the date upon which the Declaration of Trust containing Section 4.14 is filed for record with the MSDAT.

            (u) MARKET PRICE. The term "MARKET PRICE" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.

            (v) MCBRIDE FAMILY. The term "McBride Family" shall mean David McBride, Michael McBride and Timothy McBride, each of their parents, brothers, sisters, spouses and children, any lineal descendants of any of the foregoing, any estates of any of the foregoing and any trusts now or hereafter established for the benefit of any of the foregoing. As referred to herein, a "branch" of the McBride Family shall mean all Persons referred to in the preceding sentence whose ownership of Common Shares is Beneficially Owned by one individual who is part of the McBride Family (as the term "individual" is defined in Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code); provided that a Person shall be treated as part of the "branch" that results in the greatest Beneficial Ownership by an individual who is part of the McBride Family and such Person shall not be treated as part of any other "branch."

            (w) MCBRIDE FAMILY EXCEPTED HOLDER LIMIT. The term "McBride Family Excepted Holder Limit" shall mean, subject to adjustment pursuant to
      Section 4.14(a)(7) and this Section 8.1(w), 39.9% of the Common Shares outstanding. The McBride Family Excepted Holder Limit shall be reduced to 35% at such time as any branch of the McBride Family Beneficially Owns less than 4.9% of the outstanding Common Shares, provided that if three or more branches of the McBride Family each Beneficially Own 4.9% or more of the outstanding Common Shares, the McBride Family Excepted Holder Limit shall not be reduced pursuant to this sentence. The McBride Family Excepted Holder Limit shall be further reduced to 30.1% at such time as any two branches of the McBride Family each Beneficially Owns less than 4.9% of the outstanding Common Shares, provided that if two or more branches of the McBride Family each Beneficially Own 4.9% or more of the outstanding Common Shares, the McBride Family Excepted Holder Limit shall not be reduced pursuant to this sentence. At such time as any branch of the McBride Family Beneficially Owns 4.9% or less of the outstanding Common Shares, the Person included in such branch will be subject to the Ownership Limit and the Common Shares Beneficially Owned by such Person shall no longer be considered in determining the McBride Family's Beneficial Ownership for purposes of the McBride Family Excepted Holder Limit. The McBride Family shall be subject to the Ownership Limit with respect to any Preferred Stock acquired.

            (x) MORTGAGE LOANS. The term "MORTGAGE LOANS" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, which are secured or collateralized by Mortgages.

            (y) MORTGAGES. The term "MORTGAGES" shall mean mortgages, deeds of trust or other security interests in Real Property.

            (z) MGCL. The term "MGCL" shall mean the Maryland General Corporation Law.

            (aa) MSDAT. The term "MSDAT" shall mean the State Department of Assessments and Taxation of Maryland.

            (ab) OWNERSHIP LIMIT. The term "Ownership Limit" shall mean (i) with respect to the Common Shares, 4.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of COMMON Shares; and (ii) with respect to any class or series of Preferred Stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock.

            (ac) PERSON. The term "PERSON" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

            (ad) PLAN ASSET REGULATIONS. The term "PLAN ASSET REGULATIONS" shall mean the regulations of the United States Department of Labor found at Title 29, Section 2510.3-101 of the United States Code issued pursuant to the Employee Retirement Income Security Act of 1974, as amended.

            (ae) PROHIBITED OWNER. The term "PROHIBITED OWNER" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 4.14(a)(1) hereof, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

            (af) REAL PROPERTY. The term "REAL PROPERTY" shall mean and include land, leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and in any buildings, structures, improvements, furnishings and fixtures located on or used in connection with land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

            (ag) REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

            (ah) RESTRICTION TERMINATION DATE. The term "RESTRICTION TERMINATION DATE" shall mean the first day after the Initial Date on which the Board of Trustees of the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restriction and limitations Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

            (ai) SECURITIES. The term "SECURITIES" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

            (aj) SHAREHOLDERS. The term "SHAREHOLDERS" shall mean as of any particular time all holders of record of outstanding Shares at such time.

            (ak) SHARES. The term "SHARES" or, as the context may require, "SHARES" shall mean the shares of beneficial interest of the Trust as described in Section 4.1 hereof or in any articles supplementary hereto, and shall include Common Shares.

            (al) TRANSFER. The term "TRANSFER" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event, that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (1) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (2) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (3) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "TRANSFERRING" and "TRANSFERRED" shall have the correlative meanings.

            (am) TRUST. The term "TRUST" shall mean the Trust created by this Declaration of Trust.

            (an) TRUSTEES. The term "TRUSTEES" shall mean, as of any particular time, the original signatories hereto as long as they hold office hereunder and additional and successor Trustees, and shall not include the officers, employees or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning shares.

            (ao) TRUST ESTATE. The term "TRUST ESTATE" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.

      IN WITNESS WHEREOF, the undersigned have caused this Declaration of Trust to be executed as of the day and year first written above. The undersigned acknowledge, under penalties of perjury, that this document is such Trustee's free act and deed, and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                          /s/ MICHAEL J. FALCONE
                                          --------------------------------------
                                          Michael J. Falcone
                                          c/o Pioneer Development Company
                                          250 South Clinton Street
                                          Syracuse, New York 13202-1258

                                 ACKNOWLEDGMENTS

State of New York                                                 April 28, 1999

                                      ss.

County of Onondaga

      There personally appeared the above-named Michael J. Falcone and acknowledged the foregoing instrument to be his free act and deed.

      Before me,

                                          /s/ MARY CERIO
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: 5/26/00


                                          /s/ FRANCESCO GALESI
                                          --------------------------------------
                                          Francesco Galesi
                                          c/o Galesi Management Corporation
                                          100 State Street
                                          Albany, New York 12207-1800

                                ACKNOWLEDGMENTS

State of New York                                                 April 28, 1999

                                      ss.

County of Albany

      There personally appeared the above-named Francesco Galesi and acknowledged the foregoing instrument to be his free act and deed.

      Before me,

                                          /s/ NOREEN PRIEST
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: 1/31/2000


                                          /s/ JEFFREY E. KELTER
                                          --------------------------------------
                                          Jeffrey E. Kelter
                                          c/o American Real Estate Investment
                                          Corporation
                                          620 West Germantown Pike, Suite 200
                                          Plymouth Meeting, Pennsylvania 19462

                                ACKNOWLEDGMENTS

State of Pennsylvania                                             April 28, 1999

                                      ss.

Montgomery County

    There personally appeared the above-named Jeffrey E. Kelter and acknowledged the foregoing instrument to be his free act and deed.

    Before me,

                                          /s/ KRISTINE M. FISHER
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: Sept. 9, 2002

                                          /s/ DAVID H. LESSER
                                          --------------------------------------
                                          David H. Lesser
                                          c/o Hudson Bay Partners II, L.P.
                                          237 Park Avenue, Suite 900
                                          New York, New York 10017

                                ACKNOWLEDGMENTS

State of New York                                                 April 27, 1999

                                      ss.

New York County

      There personally appeared the above-named David Lesser and acknowledged the foregoing instrument to be his free act and deed.

      Before me,

                                          /s/ LAURA LAST
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: 11/30/00


                                          /s/ DAVID F. MCBRIDE
                                          --------------------------------------
                                          David F. McBride
                                          c/o American Real Estate Investment
                                          Corporation
                                          620 West Germantown Pike, Suite 200
                                          Plymouth Meeting, Pennsylvania 19462

                                 ACKNOWLEDGMENTS

State of New Jersey                                               April 27, 1999

                                      ss.

County of Bergen

      There personally appeared the above-named David F. McBride and acknowledged the foregoing instrument to be his free act and deed.

      Before me,

                                          /s/ ANNE S. MCKEGNEY
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: Aug. 4, 2001


                                          /s/ JAMES R. MULVIHILL
                                          --------------------------------------
                                          James R. Mulvihill
                                          2 Sunset Drive
                                          Cherry Hills Village, Co 80110

                                 ACKNOWLEDGMENTS

State of Pennsylvania                                             April 28, 1999

                                      ss.

County of Montgomery

      There personally appeared the above-named James R. Mulvihill and acknowledged the foregoing instrument to be his free act and deed.

      Before me,

                                          /s/ KRISTINE M. FISHER
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: Sept. 9, 2002


                                          /s/ RUSSEL C. PLATT
                                          --------------------------------------
                                          Russell C. Platt
                                          c/o JER International
                                          630 Fifth Avenue, 23rd Floor
                                          New York, New York 10111

                                ACKNOWLEDGMENTS

State of New York                                                 April 28, 1999

                                      ss.

County of New York

    There personally appeared the above-named Russell C. Platt and acknowledged the foregoing instrument to be his free act and deed.

    Before me,

                                          /s/ JOSEPH CHO
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires: Feb. 22, 2001